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                                                                       EXHIBIT E

                               REPUBLIC OF TURKEY
                                 PRIME MINISTRY
                        The Undersecretariat of Treasury
                        Office of the First Legal Advisor



The Republic of Turkey
Undersecretariat of Treasury
Ankara/TURKEY

                                                                 October 7, 2004



         Re:      The Republic of Turkey
                  Registration Statement No. 333-112081
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Ladies and Gentlemen:

         I, First Legal Advisor, Undersecretariat of Treasury, Prime Ministry, the Republic of Turkey, have reviewed the above-referenced Registration Statement (the "Registration Statement"), the Prospectus dated February 18, 2004 (the "Prospectus"), the Prospectus Supplement dated September 30, 2004 (the "Prospectus Supplement"), the Fiscal Agency Agreement dated as of December 15, 1998, between the Republic of Turkey (the "Republic") and JPMorgan Chase Bank, as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated as of September 17, 2003, and Amendment No. 2 to the Fiscal Agency Agreement, dated as of January 7, 2004 (the "Fiscal Agency Agreement"), and the Underwriting Agreement dated September 30, 2004 (the "Underwriting Agreement") by and among the Republic and Morgan Stanley & Co. International Limited, Citigroup Global Markets Inc. and the other underwriters set forth in Schedule II to the Underwriting Agreement (the "Underwriters"), pursuant to which the Republic has issued and offered for sale 7.25% Notes due March 15, 2015 in the aggregate principal amount of U.S.$1,000,000,000 (the "Notes").

         It is my opinion that the Notes have been duly authorized and when duly executed and delivered by the Republic, authenticated in accordance with the Fiscal Agency Agreement and delivered by and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Republic under and with respect to the present laws of the Republic.

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         I consent to the filing of this opinion as an exhibit to the Annual
Report of the Republic of Turkey on Form 18-K and to the use of my name and the making of statements with respect to me which are set forth under the caption "Validity of the Securities" in the Prospectus forming a part of the Registration Statement, and appearing under the caption "Legal Matters" in the Prospectus Supplement forming a part of the Registration Statement.



                                            Very truly yours,


                                             /s/ Ismet CEBI
                                             -----------------------------
                                             First Legal Adviser
                                             Undersecretariat of Treasury,
                                             Prime Ministry
                                             The Republic of Turkey